Atrion Reports Fourth Quarter and Full Year 2010 Results

EPS up 27% for the Quarter and 19% for the Year Over Adjusted EPS for Prior Periods

ALLEN, TX -- (Marketwire - February 18, 2011) - Atrion Corporation (NASDAQ: ATRI) announced today that revenues and earnings were higher for the fourth quarter and the full year 2010 compared to the quarter and year ended December 31, 2009. Revenues for the fourth quarter of 2010 were $26.6 million compared to $24.4 million in the same period of 2009, representing a 9% increase. Diluted earnings per share for the quarter ended December 31, 2010 were $2.67, up 27% from adjusted diluted EPS of $2.10 for the fourth quarter of 2009, as described below.

Commenting on the Company's performance for the fourth quarter of 2010 compared to the fourth quarter of 2009, Emile A. Battat, Chairman & CEO, said, "We are extremely pleased with the operating performance of the Company in the fourth quarter of 2010. Increased revenues and a continued shift in sales mix towards higher margin proprietary products helped increase our gross margin for the fourth quarter of 2010 to 48% from 45% in the same period in 2009. Net income and diluted EPS registered outstanding increases of 28% and 27%, respectively, compared to fourth quarter 2009 adjusted net income and adjusted diluted EPS. In December 2010, the Federal R&D tax credit was extended retroactively, allowing us to book the full benefit for the year in the fourth quarter. Excluding the portion of the benefit attributable to prior quarters, the increase in net income and diluted EPS would have been slightly reduced to 26% and 25%, respectively."

For the full year 2010, Atrion's revenues increased 8% to $108.6 million from $100.6 million in 2009. Net income per diluted share of $10.32 in 2010 was 19% higher than adjusted net income of $8.68 per diluted share in 2009.

As previously reported, the Company has terminated its defined benefit pension plans and during the fourth quarter of 2009 recorded a pension termination settlement charge of $1.0 million, or $.32 per diluted share. Adjusted net income for 2009 excludes the $1.0 million settlement charge and adjusted diluted EPS for the fourth quarter and full year of 2009 exclude the $.32 per diluted share settlement charge. On a GAAP basis, net income per diluted share was $1.78 for the fourth quarter of 2009 and $8.36 for the full year of 2009.

Mr. Battat spoke to the results of 2010 compared to 2009 stating, "For the year as a whole, we are delighted with our organic growth in revenues compared to 2009. Each of our major product categories showed an increase of 8 to 11%, except for ophthalmology which was essentially flat. The 19% increase in EPS represents the 12th consecutive year of double-digit growth in earnings per share, excluding the pension termination settlement charge in 2009." Mr. Battat added, "In recognition of the Company's strong financial position, the Board of Directors returned to our shareholders $18 million in special cash dividends during 2010. Despite these dividend payments, cash, short and long term investments increased by $5.3 million from the level at the end of 2009."

Atrion Corporation develops and manufactures products primarily for medical applications. The Company's website is www.atrioncorp.com.

                            ATRION CORPORATION
                    CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share data)
                              (unaudited)

                                 Three Months Ended   Twelve Months Ended
                                    December 31,          December 31,
                                --------------------  --------------------
                                   2010       2009       2010       2009
                                ---------  ---------  ---------  ---------
Revenues                        $  26,630  $  24,403  $ 108,569  $ 100,643
Cost of goods sold                 13,748     13,410     57,655     55,312
                                ---------  ---------  ---------  ---------
Gross profit                       12,882     10,993     50,914     45,331
Operating expenses:
  Pension Charge                       --        989         --        989
  Other operating expenses          5,127      4,711     19,937     19,338
                                ---------  ---------  ---------  ---------
Total operating expenses            5,127      5,700     19,937     20,327
                                ---------  ---------  ---------  ---------

Operating income                    7,755      5,293     30,977     25,004

Interest income (expense), net        320        187      1,009        578
Other income, net                      --          1          2          2
                                ---------  ---------  ---------  ---------
Income before provision for
 income taxes                       8,075      5,481     31,988     25,584
Income tax provision               (2,652)    (1,889)   (11,036)    (8,741)
                                ---------  ---------  ---------  ---------
    Net income                  $   5,423  $   3,592  $  20,952  $  16,843
                                =========  =========  =========  =========

                                ---------  ---------  ---------  ---------
    Net income per basic share  $    2.69  $    1.81  $   10.38  $    8.51
                                =========  =========  =========  =========

Weighted average basic shares
 outstanding                        2,013      1,980      2,018      1,979
                                =========  =========  =========  =========

                                ---------  ---------  ---------  ---------
    Net income per diluted
     share                      $    2.67  $   1.78*  $   10.32  $   8.36*
                                =========  =========  =========  =========

Weighted average diluted shares
 outstanding                        2,028      2,023      2,030      2,015
                                =========  =========  =========  =========

*Includes a $.32 per share net non-cash charge resulting from the settlement of the termination of defined benefit pension plans
(see calculations in Table 1).

                          ATRION CORPORATION
                     CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                  Dec. 31,      Dec. 31,
ASSETS                                              2010          2009
                                                ------------- -------------
                                                (Unaudited)
Current assets:
  Cash and cash equivalents                     $      10,670 $      20,694
  Short-term investments                               10,715         4,230
                                                ------------- -------------
    Total cash and short-term investments              21,385        24,924
  Accounts receivable                                  11,521        11,026
  Inventories                                          17,400        18,675
  Prepaid expenses and other                            1,050           981
  Deferred income taxes                                   625           596
                                                ------------- -------------
      Total current assets                             51,981        56,202

Long-term investments                                  20,291        11,477
Property, plant and equipment, net                     50,664        53,141
Other assets                                           11,716        11,929
                                                ------------- -------------

                                                $     134,652 $     132,749
                                                ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities                                   7,752         6,682
  Line of credit                                           --            --
  Other non-current liabilities                        10,283         9,336
  Stockholders' equity                                116,617       116,731
                                                ------------- -------------

                                                $     134,652 $     132,749
                                                ============= =============

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The Company has provided certain non-GAAP financial measures that exclude the effect of a pension termination settlement charge or that exclude a portion of the Federal R&D tax credit. Management has provided these non-GAAP measures as an additional tool for investors to evaluate the Company's performance. These measures should be considered in addition to, rather than as a substitute for, GAAP measures of the Company's performance. Table 1 below provides a reconciliation related to the pension termination settlement charge taken in 2009. Table 2 below provides a reconciliation related to the Federal R&D tax credit taken in 2010 and the pension termination settlement charge taken in 2009.

Table 1
(in thousands, except per share data)

                              Three       Three       Twelve      Twelve
                              Months      Months      Months      Months
                              Ended       Ended       Ended       Ended
                             December    December    December    December
                             31, 2010    31, 2009    31, 2010    31, 2009
                            ----------- ----------- ----------- -----------
GAAP net income             $     5,423 $     3,592 $    20,952 $    16,843
                            ----------- ----------- ----------- -----------
Plus pension termination
 settlement charge, net of
 tax(1)                               -         643           -         643
                            =========== =========== =========== ===========
Adjusted net income
 (non-GAAP)                 $     5,423 $     4,235 $    20,952 $    17,486
                            ----------- ----------- ----------- -----------

Income per diluted share:
                            ----------- ----------- ----------- -----------
GAAP EPS                    $      2.67 $      1.78 $     10.32 $      8.36
                            ----------- ----------- ----------- -----------
Plus pension termination
 settlement charge, net of
 tax(1) (calculated below)            -        0.32           -        0.32
                            =========== =========== =========== ===========
Adjusted EPS (non-GAAP)     $      2.67 $      2.10 $     10.32 $      8.68
                            ----------- ----------- ----------- -----------

Adjustment to net income              - $       643           - $       643
                            ----------- ----------- ----------- -----------
Diluted shares outstanding        2,028       2,015       2,030       2,015
                            =========== =========== =========== ===========
Adjustment to income per
 diluted share                        - $      0.32           - $      0.32
                            ----------- ----------- ----------- -----------

(1) Calculated using an effective tax rate of 35% for 2009.

Table 2
(in thousands, except per share amounts)

                                       Three  Months      Three  Months
                                           Ended              Ended
                                    December 31, 2010    December 31, 2009
                                    ------------------- -------------------
GAAP net income                     $            5,423  $             3,592
                                    ------------------- -------------------
Minus R&D tax credit adjustment                    (88)                   -
                                    ------------------- -------------------
Plus pension termination settlement
 charge, net of tax(1)                                -                 643
                                    ------------------- -------------------
Adjusted net income (non-GAAP)      $            5,335  $             4,235
                                    ------------------- -------------------

Income per diluted share:
                                    ------------------- -------------------
GAAP EPS                            $             2.67  $              1.78
                                    ------------------- -------------------
Minus R&D tax credit adjustment
 (calculated below)                               (.04)                   -
                                    ------------------- -------------------
Plus pension termination settlement
 charge, net of tax(1)                                -                0.32
                                    ------------------- -------------------
Adjusted EPS (non-GAAP)             $             2.63  $              2.10
                                    ------------------- -------------------

Adjustment to net income            $              (88) $               643
                                    ------------------- -------------------
Diluted shares outstanding                       2,028                2,023
                                    ------------------- -------------------
Adjustments to income per diluted
 share                              $             (.04) $              0.32
                                    ------------------- -------------------

(1) Calculated using an effective tax rate of 35% for 2009.

Contact:
Jeffery Strickland
Vice President and Chief Financial Officer
(972) 390-9800